                                                                    EXHIBIT 3.11

                           ARTICLES OF INCORPORATION
                                       OF
                           BAY COLONY OF NAPLES, INC.

      The undersigned subscribers hereby form a corporation pursuant to Chapter 607 of the Statutes of the State of Florida.

                                 ARTICLE I. NAME

      The name of the corporation shall be: Bay Colony of Naples, Inc.

      The address of the principal office of this corporation shall be 801 Laurel Oak Drive, #500, Naples, FL 33963 and the mailing address shall be the same.

                         ARTICLE II. NATURE OF BUSINESS

      This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida, on any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

      The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is One (1) share of common stock having a par value of $0.00 per share.


                         ARTICLE IV. TERM OF EXISTENCE

      This corporation shall have perpetual existence.

                              ARTICLE V. DIRECTORS

      All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of its Board of Directors, subject to any limitation set forth in these Articles of Incorporation. This corporation shall have three Directors, initially, who shall serve as Directors until the first annual meeting of the sole shareholder, or until their successors shall have been elected and qualified. The names and street addresses of the initial members of the Board of Directors are:

      B.R. Koste        801 Laurel Oak Drive, Suite 500, Naples, FL 33963
      V.N. Hastings     801 Laurel Oak Drive, Suite 500, Naples, FL 33963
      A.J. Carlson      801 Laurel Oak Drive, Suite 500, Naples, FL 33963

                            ARTICLE VI. INCORPORATOR

     The name and address of the incorporator hereof:

     Vivien N. Hastings, 801 Laurel Oak Drive, Suite 500, Naples, FL 33963

                  ARTICLE VII. DESIGNATION OF REGISTERED AGENT

     Vivien N. Hastings is newly designated as the Registered Agent of Bay Colony of Naples, Inc., for service of process within the State of Florida, at 801 Laurel Oak Drive, Suite 500, Naples, FL 33963.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 6th day of September, 1995.


                                   /s/ VIVIEN N. HASTINGS
                                   ---------------------------------
                                   Vivien N. Hastings


STATE OF FLORIDA
COUNTY OF COLLIER

     The foregoing Articles of Incorporation were acknowledged before me this 6th day of September, 1995, by Vivien N. Hastings, who is personally known to me.


                                   /S/ ROBIN MARTIN
                                   ---------------------------------
                                   Notary Public
                                   My Commission Expires

[SEAL]

                   CONSENT AND ACCEPTANCE OF REGISTERED AGENT

     Vivien N. Hastings of 801 Laurel Oak Drive, Suite 500, Naples, FL 33963 hereby consents to designation as Registered Agent in the foregoing Articles of Incorporation.


                                   /s/ VIVIEN N. HASTINGS
                                   ---------------------------------
                                   Vivien N. Hastings